Exhibit 15.1

Specific portions of the Unilever 2015 Annual Report are incorporated by reference in this Annual Report on Form 20-F (incorporated by reference from Exhibits 1 and 2 of Unilever’s Current Report on Form 6-K furnished to the SEC on February 23, 2016).